EXHIBIT 10.4

                                             LOAN NUMBER:  GP-467,719-30-10-DAL


                                  Guaranty Loan


                       U.S. SMALL BUSINESS ADMINISTRATION
                             Dallas District Office
                              1100 Commerce Street
                               Dallas, Texas 75242

                        AUTHORIZATION AND LOAN AGREEMENT


FIRST NATIONAL BANK OF GRAPEVINE
1400 SOUTH MAIN STREET
GRAPEVINE, TEXAS  76051

Your request dated December 12, 1991 for SBA to Guarantee 85% of a Loan in the amount of $250,000 to be made by Lender to:

                           NICHE PHARMACEUTICALS, INC.
                           300 TROPHY CLU8 DRIVE #400
                              ROANORE, TEXAS 76262

is hereby approved pursuant to Section 7(a) of the Small Business Act as amended.

1.  The following forms are herewith enclosed:

         a. The original copy of this Authorization shall be executed at the time of first disbursement and retained in loan file by the Lender. (A copy of the Authorization and all documents should be given to the Borrower.) Please return a signed copy of the Authorization to this office.

         b. Three copies of SBA Note. The original executed copy must be retained by you and one executed copy must be sent to SBA immediately after first disbursement.

         c. Copies of the SBA Settlement Sheet, Form 1050, are to be completed and executed by Lender and Borrower to reflect each disbursement. Prompt reporting of disbursements is necessary. Return the first two copies ("Denver FOD" copy and "Servicing Office" copy) to SBA.

         d. Compensation Agreements, Form 159, shall be executed by Borrower, his representative and Lender and returned to SBA if Borrower has employed an attorney, accountant or other representative, or if Borrower is charged fees for services by Lender or an associate of Lender. If no such fees have been charged, please write "None" and return the original form, executed by the Lender and the Borrower, to SBA.

                  ADDITIONAL FORMS NEEDED

         e. GUARANTY, SBA 148 - A sample to use in completing this form is also enclosed. ALL BLANKS MUST BE COMPLETED PROPERLY. THIS IS A VERY IMPORTANT DOCUMENT FOR THE COLLATERALIZATION OF THE LOAN. Return one executed copy.

         f. Resolution of Board of Directors, SBA 160 - Return executed ORIGINAL to SBA.

         g. COPIES OF THE FOLLOWING DOCUMENTS ARE NOT REQUIRED BY SBA AT THIS TIME. The original of each must be retained in your COLLATERAL FILE; and in the event of a request for SBA to purchase its Guaranty at a later date, the properly executed originals will be required.

                  (l) Standby Agreement, SBA Form 155.

GUARANTY FEE:

SBA's Guaranty fee is 2% of guaranteed loan amount, or $4,250.00, and paid by the Lender within 90 days of the date of this Authorization and may be charged to the Borrower only after Lender has paid fee and initial disbursement made. This fee may be deducted from the loan proceeds. If initial disbursement can be made within the 90-day period, we prefer to have the guaranty fee paid when the closing documents are returned to the Legal Division.

2.  This Authorization is subject to:

         a. Provisions of the Guaranty Agreement between Lender and SBA dated 9-21-78.

         b.       First  disbursement  of the Loan being made not later than six
                  (6) months,  and no disbursement  being made later than twelve
                  (12) months, from the date of this Authorization, unless such time is extended pursuant to prior written consent by SBA.

         c. Receipt by Lender of evidence satisfactory to it in its sole discretion, that there has been no unremedied adverse change since the date of the Application, or since any of the preceding disbursements, in the financial or any other condition of Borrower, which would warrant withholding or not making any such disbursement or any further disbursement.

         d. The representations made by Borrower in its loan application, the requirements or conditions set forth in Lender's application form, including the supporting documents thereto, the conditions set forth herein and any future conditions imposed by Lender (with prior SBA approval).

3.  Terms of Loan:

         a.       Repayment terms, interest rate, and maturity

                  (1) Six (6) monthly payments of interest only, beginning one (1) month(s) from date of Note, thereafter monthly installment of $4,214.00, including principal and interest, on the same date of each succeeding calendar month thereafter until paid in full, provided that all principal and interest not sooner paid shall become due and payable seven (7) years from the date of Note; with the further provision that each said installment payment, when received, shall be applied by the holder hereof, first to interest accrued to the date of receipt of said payment, and the balance, if any, on account of the principal hereof.

                  (2) The interest rate as of the date of Note is eight and three-quarters percent (8.75%) per annum.

                  (3) Undersigned further agrees that, upon expiration of the calendar year in which first disbursement is made, the rate of interest herein shall increase or decrease to become a rate of two and one-quarter percent (2.25%) per annum over the minimum prime lending rate for large U.S. money center commercial banks as published in the Money Rates Section of the Wall Street Journal. The change of the rate of interest herein shall be determined and become effective as of the first day of each such period, as appropriate, of each calendar year. Holder shall give written notice to the undersigned of each increase or decrease in the interest rate within thirty days after effective date of change. If the undersigned shall be in default in payment due on the indebtedness therein, and the SBA purchases its guaranteed portion of said indebtedness, the rate of interest on the guaranteed and unguaranteed portion therein shall become fixed at the rate in effect as of the initial date of default. If the undersigned shall not be in default in payment, the guaranteed and unguaranteed portion therein shall be fixed at the rate in effect as of the date of purchase by SBA. Lender has the right to raise or lower the monthly payment to assure such payment will amortize the note within the bounds of the stated maturity.

                  (4) Notwithstanding rate of interest provided herein, the interest rate shall not exceed the maximum rate permitted under applicable law.

                  (5) Note (SBA Form 147) to state the Borrower shall provide Lender with written notice of intent to repay part or all of the loan at least three (3) weeks prior to the anticipated prepayment date. A prepayment is any payment made ahead of schedule that exceeds twenty (20) percent of the then outstanding principal balance. If Borrower makes a prepayment and fails to give at least three weeks advance notice of intent to prepay, then, notwithstanding any other provision to the contrary in this Note or other document, Borrower shall be required to pay Lender three weeks interest on the unpaid principal as of the date of such prepayment.

         b.       Use of Proceeds

                  (1)      Approximately $75,000 to purchase inventory.

                  (2) Approximately $175,000 for working capital to be disbursed as deemed necessary by Lender.

                  (3)      Proceeds not expended for purposes  indicated  above
                           may  be  disbursed  as  additional   working  capital
                           provided it does not exceed $10,000.

                           Any balance in excess of the amount stated above shall be applied to the loan in the inverse order of maturity and SBA notified.

         c.       Collateral

                  (1)      First security interest lien on:

                           (a)      equipment excluding titled motor vehicles;
                           (b)      inventory;
                           (c)      accounts;
                           (d) fixtures (Fixtures Financing Statement (UCC-l) to be filed in the Deed of Trust Records of the county where the fixtures are located and must contain the name of the record owner of the real estate, a legal description of the real estate and the street address where the fixtures are located);
                           (e)      general intangibles;
                           (f) Assignment with U.S. Patent and Trademark Office, Washington, D.C. of all patent rights currently owned or hereafter acquired, foreign or domestic (including but not limited to U.S. Patent #5,002,774).
                           (g)      All  now   owned  and   hereafter   acquired
                                    (including   but  not   limited   to   goods
                                    described in Exhibit B, bank and SBA loan case files).

                  (2) Prior to first disbursement, the appropriate UCC lien searches must be made to determine Lender's priority of lien. Certificate of Search must be obtained from County Clerk and Secretary of State, including search of the Federal Tax Lien Records, State Tax Lien Records, and Judgement Lien Records.

                  (3) Pledge to Lender by Stephen F. Brandon of all his shares of stock in Niche Pharmaceuticals. Inc. (representing 89% of shares outstanding). Lender is to retain stock certificates in its possession until pledge is reassigned or released.

                  (4)      Personal guaranty on SBA Form 148 executed by Stephen
                           F. Brandon and Darlene T. Brandon.

4. To further induce Lender to make and SBA to guarantee this Loan, Lender and SBA impose the following conditions:

         a.       Execution of all documents required in Item 1 above.

         b. Reimbursable Expenses. Borrower will, on demand, reimburse Lender for any and all expenses incurred, or which may be hereafter incurred, by Lender from time to time in connection with or by reason of Borrower's application for, and the making and administration of the Loan.

         c. Books, Records, and Reports. Borrower will at all times keep proper books of account in a manner satisfactory to Lender and/or SBA. Borrower hereby authorizes Lender or SBA to make or cause to be made at Borrower's expense and in such manner and at such times as Lender or SBA may require, (a) inspections and audits of any books, records and papers in the custody or control of Borrower or others, relating to Borrower's financial or business conditions, including the making of copies thereof and extracts therefrom, and (b) inspections and appraisals of any of Borrower's assets. Borrower will furnish to Lender and SBA for the 3 month period ending 3-31-92 and quarterly thereafter (no later than 2 months following the expiration of any such period) and at such other times and in such form as Lender may prescribe, Borrower's financial and operating statements. Borrower hereby authorizes all Federal, State and municipal authorities to furnish reports of examinations, records, and other information relating to the conditions and affairs of Borrower and any desired information from reports, returns, files, and records of such authorities upon request therefor by Lender or SBA.

         d. Borrower shall not execute any contracts for management consulting services without prior approval of Lender and SBA.

         e. Distributions and Compensations. Borrower will not, without the prior written consent of Lender or SBA (a) if Borrower is a corporation, declare or pay any dividend or make any distribution upon its capital stock, or purchase or retire any of its capital stock, or consolidate, or merge with any other company, or give any preferential treatment, make any advance, directly or indirectly, other than reasonable compensation for services, by way of loan, gift, bonus, or otherwise, to any company directly or indirectly controlling or affiliated with or controlled by Borrower, or any other company, or to any officer, director, or employee of Borrower, or of any such company (b) if Borrower is a partnership or individual, make any distribution of assets of the business of Borrower, other than reasonable compensation for services, or give any preferential treatment, make any advance, directly or indirectly, by way of loan, gift, bonus, or otherwise, to any partner or any of its employees or to any company directly or indirectly controlling or affiliated with or controlled by Borrower, or any other company.

         f.       Other Provisions

                  (1)      Note  (SBA  Form  147) and all loan  documents  to be
                           executed  by  corporate  officers   authorized  in  a
                           Resolution of Board of Directors.

                  (2) Assignment of life insurance on Stephen F. Brandon in the amount of $250,000 which shall be decreasing term unless SBA approves an assignment of existing permanent type insurance. No additional life insurance is to be purchased from business income or assets without prior written approval of SBA. Disbursement must be made upon receipt of evidence from insurance company or its agent that the named insured has applied for insurance in at least the indicated amount and has paid the first month premium.

                  (3) Fire and extended coverage insurance on all insurable property that id pledged as collateral for this loan in the maximum amount available, up to and including the amount of this loan, with a New York Standard Mortgage Clause. The "New York Standard Mortgage Clause" should, in effect, state that the insurance as to the interest of the Lender shall not be invalidated by any act or neglect of the mortgagor or owner of the property (including arson or a related act); by foreclosure or other proceedings relating to the property; by any change in the title or ownership of the property;

                           nor by the occupation of the premises for purposes more hazardous than those permitted by this policy.

                  (4) The Borrower agrees to obtain Federal Flood Insurance if any proceeds of this loan will be used to improve property located, or to be located, in a presently classified Special Flood Hazard Area or if any collateral securing this loan is located or is to be located in such area. The amount of required flood insurance is the lesser of (1) the insurable value of the property, or (2) the maximum amount of insurance available.

                  (5) Written subordination of landlord's lien on premises located at 300 Trophy Club Drive #400 - Trophy Club, Texas.

                  (6) Prior to first disbursement, Borrower must furnish to Lender a copy of lease indicating a term for at least the term of the loan (options for renewal are acceptable).

                  (7) Standby Agreement covering all of Borrower's indebtedness to Stephen F. Brandon, stated to be $386,839.00, and all accrued and future interest thereon (provided that Borrower may pay interest not exceeding 10% per annum so long as there is no default on this SBA guaranty loan).

                  (8) Standby Agreement covering all of Borrower's indebtedness to Jean R. Sperry, stated to be $37,500.00, and all accrued and future interest t h e r e o n (provided that Borrower may pay interest not exceeding 10% per annum so long as there is no default on this SBA guaranty loan).

                  (9) Standby Agreement covering all of Borrower's indebtedness to Thomas F. Reed, stated to be $37,500.00, and all accrued and future interest thereon (provided that Borrower may pay interest not exceeding 10% per annum so long as there is no default on this SBA guaranty loan).

                  (10) Standby Agreement covering all of Borrower's indebtedness to Gerald L. Beckloff, M.D., stated to be $37,500.00, and all accrued and future interest thereon (provided that Borrower may pay interest not exceeding 10% per annum so long as there is no default on this SBA guaranty loan).

                  (11) Borrower will not incur any debt or liability except (a) normal trade obligations which are unsecured, or (b) with prior permission of Lender. This includes, but is not limited to, leased equipment.

                  (12) Prior to disbursement, Lender to have evidence of corporate good standing with Texas Secretary of State's Office.

                  (13)     Borrower,   if  an   unincorporated   business  or
                           profession (proprietorship/partnership), to file in the office of the County Clerk in which the business operates, an assumed name certificate, before disbursement, and furnish the Lender a photocopy of said certificate. If a corporation, the assumed name must be registered with the Texas Secretary of

                           State, and with the County Clerk of the County in which the registered office of the corporation is located; and, if applicable, the County Clerk of the County(ies) in which the company with the assumed name operates. (Refer to Section 36.01 et seq., V.T.C.A. Business and Commerce Code, relating to filing of assumed name certificates).

                  (14) Prior to first disbursement, Lender is to be in receipt of evidence of injection of at least $112,500 by Principals for use solely in business.

                  (15) Prior to first disbursement, Borrower shall furnish to Lender an Employer Identification Number issued by Internal Revenue Service.

                  (16) While the outstanding principal balance of the loan is $100,000.00 or more, annual year end financial statements will be furnished Lender containing as a minimum an accountant's review as defined by the American Institute of Certified Public Accountants as follows:

                               Review of financial statement. Performing inquiry and analytical procedures that provide the accountant with a reasonable basis for expressing limited assurance that there are no material modifications that should be made to the statements in order for them to be in conformity
                               with    generally    accepted     accounting
                               principles or, if applicable, with another comprehensive basis of accounting.

                  (17) Borrower agrees that he shall make monthly progress reports to Lender.

                  (18) If SBA or Lender receives notification that another party intends to perfect a purchase money security interest in inventory, SBA or Lender, with SBA written approval, may accelerate the payment of any or all of the obligations of the Borrower to Lender or SBA. Lender shall notify SBA in writing within five (5) days of receipt of any notification of an intent to perfect a purchase money security interest in inventory.

                  (19)     Prior  to  first  disbursement,   Borrower  shall
                           execute an affidavit (SBA Form 1624) certifying that the Borrower is not debarred, suspended, proposed for debarment, declared ineligible or voluntarily excluded from participation in this transaction by any federal department or agency.

                  (20) Prior to disbursement, Lender will make reasonable inquiry to insure that Borrower is current on all Federal and State taxes, including, but not limited to, income taxes, payroll taxes, real estate taxes and sales taxes. Borrower to execute an affidavit certifying that all taxes are current and future taxes will be paid when due.

                  (21) Lender agrees that, in the event of a default by the Borrower, it will execute any right of off-set available to it. All funds received are to be placed against the outstanding loan balance prior to the bank requesting that SBA honor its guaranty.

                  (22) By execution of this Agreement, Borrower certifies that the financial information contained in the Loan Application upon which this Authorization & Loan Agreement is predicated, represents an accurate statement of its assets and liabilities as of this date. Those persons executing this Agreement acknowledge both in their representative capacity and as individual obligors that the Lender and SBA's approval of this loan is given in reasonable reliance on the accuracy of all financial information contained in said Application.

                  (23) THE WRITTEN LOAN AGREEMENTS REPRESENT THE FINAL AGREEMENTS BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.


5.       Parties Affected:

         This agreement shall be binding upon Borrower and Borrower's successors and assigns. No Provision stated herein shall be waived without the prior written consent of SBA. The Loan shall be administered as provided in the Guaranty Agreement.

                          PATRICIA SAIKI, Administrator


BY:      /S/ W. David Long                         January 9, 1992
         W. David Long, Chief FD                   Date of Authorization


Borrower and Lender hereby agrees to the conditions imposed herein, and further acknowledges that this Authorization and Loan Agreement does not create a commitment by Lender to disburse any funds pursuant hereto:


ATTEST:                                             NICHE PHARMACEUTICALS, INC.



 /s/ Larry D. Flynn                  4/8/92   BY: /s/ Stephen F. Brandon  4/8/92
Larry D. Flynn, Secretary             Date    Stephen F. Brandon, President Date


ATTEST:                                         First National Bank of Grapevine
                                                               (Name of Lender)



/s/ Randall H. McCauley              4/8/92     BY:/s/ Jon J. Collins     4/8/92
Randall H. McCauley, Vice President   Date      Jon J. Collins, President  Date

NOTE: Corporate borrowers must execute this Authorization, in corporate name by duly authorized officer indicating office held; partnership borrowers must execute in firm name, together with signature of all general partners.

SECTION ll--PERSONAL PROPERTY

All items listed herein must show manufacturer or make, model, year, and serial number. Items with no serial number must be clearly identified (use additional sheet if more space is required).



Description - Show  Manufacturer,       Year      Original    Market     Current Lien    Name of
      Model, Serial No.               Acquired      Cost      Value         Balance     Lienholder
      -----------------               --------      ----      -----         -------     ----------

SEE ATTACHED
"Schedule A"

All product rights for MagTab SR, including any patent  rights;  tradenames and
trademarks;  copyrights;  tool  and  die  equipment;  advertising,   promotional
educational  and  training  material;  clinical  and  medical  studies;  and all targeted sales data including customer, physician and distributor lists.



All information contained herein is TRUE and CORRECT to the best of my knowledge. I understand that FALSE statements may result in forfeiture of benefits and possible fine and prosecution by the U.S. Attorney General (Ref. 18 U.S.C. 100).



/s/ Stephen F. Brandon           Date  10/1/91
----------------------           ----  -------



                                 Date
----------------------           ----

                                  SCHEDULE "A"
                                   Collateral

Current Receivables                                      $   38,759

Inventory (MagTab(R)SR 60's & lOO's)                     $  200,000
 at selling price (31,000 bottles

Samples, Literature & Promotional Items                  $   68,200

         *   136,064 pieces of literature
         *     2,303 - Tic-Tac's
         *     2,288 - Roller pens
         *    13,279 - Yellow highliters

MagTab(R)SR Cash Flow Marketable                         $2,500,000
 Value 5 x 1992 Cash Flow

Machinery & Equipment                                    $   16,859

         *   1 Novel System
             3 Servers
             3 Monitors
         *   1 IBM Clone PC
         *   1 Mitsubishi monitor
         *   1 Epson laser printer
         *   1 Epson dot-matrix printer
         *   1 Panasonic FAX
         *   1 Atlas II phone system
         *   1 Xerox copying machine
         *   1 Smith-Corona memory typewriter
         *   2 sets tool & dye equipment
               upper & lower punches for MagTab(R)SR

Furniture & Fixtures                                     $   17,340

         Reception Area
                  1 Secretarial desk
                  1 Lateral file cabinet
                  1 Computer table
                  1 Brass lamp
                  1 Secretarial chair
                  2 Reception chairs
                  1 Lamp table

         Work Room
                  1 work station
                  1 chair

         Office #1
                  1 Oak desk
                  1 Oak credenza
                  1 Swivel chair
                  2 Chairs
                  1 Lamp table
                  1 Brass lamp

         Office #2
                  1 Conference table
                  4 Chairs
                  1 Bookcase

         Office #3
                  1 Executive desk
                  1 Credenza
                  2 Bookcases
                  1 Leather couch
                  2 Side chairs
                  1 Lamp table
                  1 Brass lamp

         Supply Room
                  1 File cabinet
                  2 Lateral file cabinets
                  1 Literature cabinet
                  1 Supply cabinet
                  1 Small Sanyo refrigerator
                  1 Kenmore microwave
                                       9